UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 12, 2026

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
  Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 12, 2026, Ionis Pharmaceuticals, Inc. (“Ionis”) shared positive new data from the open-label extension study of CORE and CORE2 (“CORE-OLE”) evaluating olezarsen in people with severe hypertriglyceridemia (“sHTG”) during an oral presentation at the National Lipid Association Scientific Sessions in Chicago.  The presentation included new, longer-term hepatic magnetic resonance imaging-proton density fat fraction (“MRI-PDFF”) results from 53 patients who completed 12 months of treatment in the CORE-OLE, representing approximately 25% of patients enrolled in the MRI-PDFF substudy. The substudy enrolled a subset of patients from CORE and CORE2 with elevated liver fat at baseline to evaluate hepatic fat fraction (“HFF”) over time by serial MRI assessments. During the CORE-OLE, all patients received the 80 mg dose of olezarsen. Key findings from the presentation include:

•	Mean HFF levels returning toward baseline, after 24 months of treatment with the 80 mg dose of olezarsen.
•
Mean changes in HFF levels were less pronounced in patients who transitioned from the 50 mg dose in the randomized, double-blind, placebo-controlled portion of the studies to the 80 mg dose in the CORE-OLE.

•	Olezarsen continued to demonstrate a favorable safety profile with longer-term treatment.
•	Patient retention in the CORE-OLE has been very high, with more than 90% of eligible patients who completed the CORE and CORE2 studies transitioning into and remaining in the CORE-OLE.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: June 12, 2026	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Executive Vice President, Chief Legal Officer and General Counsel